UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2009
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of EMCORE Corporation (the “Company”) has, at the recommendation of the Company’s management, approved temporary decreases in the annual base salaries of its Chief Executive Officer, its Chief Financial Officer and each of the other current named executive officers of the Company (the “Named Executive Officers”).  Accordingly, effective March 2, 2009, and until the Company is able to secure additional financing, the annual base salaries of the Named Executive Officers are as follows:

•	the annual base salary of Reuben F. Richards, Jr., the Company's Executive Chairman and Chairman of the Board, has been decreased by 15%, from $437,325 to $371,726;

•	the annual base salary of Hong Q. Hou, Ph.D., the Company's Chief Executive Officer and President, has been decreased by 15%, from $420,000 to $357,000;

•	the annual base salary of John M. Markovich, the Company’s Chief Financial Officer, has been decreased by 10% from $300,000 to $270,000;

•	the annual base salary of John Iannelli, Ph.D., the Company's Chief Technology Officer, has been decreased by 5%, from $236,250 to $ 224,437; and

•	the annual base salary of Keith J. Kosco, the Company's Chief Legal Officer and Secretary, has been decreased by 5%, from $210,000 to $199,500.

In addition, effective March 2, 2009, the Company’s Compensation Committee has agreed to temporarily suspend the Company’s Outside Directors Cash Compensation Plan until the Company is able to secure additional financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: March 6, 2009	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer